Exhibit 99.1

The undersigned agree that this Schedule 13D, and all amendments thereto, relating to the Common Shares of Nuo Therapeutics, Inc. shall be filed on behalf of the undersigned.

DEERFIELD MGMT, L.P.

By:  J.E. Flynn Capital LLC, General Partner

By: /s/ Jonathan Isler
Name:  Jonathan Isler
Title:    Attorney-in-Fact

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:  Deerfield Mgmt, L.P., General Partner
By:  J.E. Flynn Capital LLC, General Partner

By: /s/ Jonathan Isler
Name:  Jonathan Isler
Title:    Attorney-in-Fact

DEERFIELD PRIVATE DESIGN FUND II, L.P.

By:  Deerfield Mgmt, L.P., General Partner
By:  J.E. Flynn Capital LLC, General Partner

By: /s/ Jonathan Isler
Name:  Jonathan Isler
Title:    Attorney-in-Fact

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.

By:  Deerfield Mgmt, L.P., General Partner
By:  J.E. Flynn Capital LLC, General Partner

By: /s/ Jonathan Isler
Name:  Jonathan Isler
Title:    Attorney-in-Fact

DEERFIELD MANAGEMENT COMPANY, L.P.

By:  Flynn Management LLC, General Partner
By: /s/ Jonathan Isler
Name:  Jonathan Isler
Title:    Attorney-in-Fact

JAMES E. FLYNN

/s/ Jonathan Isler
Jonathan Isler, Attorney-in-Fact